Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-4 of Snyder’s-Lance, Inc. of our report dated October 1, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Diamond Foods, Inc’s Annual Report on Form 10-K for the year ended July 31, 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Francisco, California
January 19, 2016